Exhibit I

<Disclaimer>

This English version is provided for the purpose of reference only. If there is a difference of interpretation between the original Korean text and this English version, the Korean text shall prevail.

ARTICLES OF INCORPORATION OF

KOREA FINANCE CORPORATION

Enacted in September 2009

Chapter 1 General Provisions

Article 1 (Purpose)

The purpose of Korea Finance Corporation (the “Corporation”) is to contribute to the national competitiveness, employment through expanding growth potentials and sound development of the financial industry and national economy by facilitating funds for small and medium businesses and by supplying and managing funds necessary for development of the national economy including regional development, expansion of social infra structure, support for new key growth engines, stabilization of financial market and promotion of other sustainable growth, by utilizing financial institutions’ fund brokerage role.

Article 2 (Title)

(1)	The Corporation shall be founded under the Korea Finance Corporation Act (the “Act”) and the title of the Corporation shall be “Han Gook Jeong Chaek Gum Yung Gong Sa.”

(2)	The English title of the Corporation shall be “Korea Finance Corporation” (“KoFC”).

Article 3 (Main Office, Branch Office, and Sub-Branch Office)

(1)	The Corporation shall have its main office in Seoul.

(2)	The Corporation may have its branch offices or sub-branch offices when necessary for carrying out its businesses.

Article 4 (Capital)

The capital of the Corporation shall be Fifteen Trillion (15,000,000,000,000) Korea Won, which shall be entirely contributed by the Government.

Article 5 (Investment Certificate, etc)

(1)	The Corporation shall issue an investment certificate and deliver such certificate to the Government whenever the Government makes an investment in its capital under Article 4 of the Act or the capital surplus is transferred to the paid-in capital under Article 30(2) of the Act.

(2)	The investment certificate of the Corporation shall specify the followings and the President (the “President”) of the Corporation shall affix his/her signature and seal thereunto.

1.	The title of the Corporation;

2.	The date of its foundation,

3.	Its capital;

4.	Investor; and

5.	Investment amount.

Article 6 (Amendment to the Articles of Incorporation)

The Corporation is required to obtain a resolution by the steering committee and then obtain the approval from the Financial Services Commission for amending the Articles of Incorporation

Article 7 (Method of Public Announcement)

Public announcements of the Corporation shall be placed in one or more daily newspaper(s) published in Seoul; provided, however, that the public announcement of the Financial Statements may be posted in the internet.

Article 8 (Other Matters not set forth Herein)

The matters not set forth herein but necessary for the businesses of the Corporation shall be determined separately upon the resolution of the Board of Directors.

Chapter 2 Executives & Employees

Article 9 (Appointment and Dismissal of the Executives and the Employees)

(1)	The Corporation shall have executives including one (1) President, four (4) directors and one (1) Auditor.

(2)	The President shall be appointed by the President of Republic of Korea upon recommendation of the Chairman of the Financial Services Commission.

(3)	The directors shall be appointed by the Financial Services Commission upon recommendation by the President.

(4)	The Auditor shall be appointed by the Financial Services Commission upon consultation with the Minister of Strategy and Finance.

(5)	The employees shall be appointed and dismissed by the President.

Article 10 (Duties of the Executives)

(1)	The President shall represent the Corporation and take general charge of its businesses.

(2)	In the event the President is not available for any unavoidable reasons, the directors in an order prescribed by the President in advance shall act for the President and if no director is available, the Financial Services Commission may appoint a person to act for the President.

(3)	Directors shall assist the President and share the businesses of the Corporation as determined by the President.

(4)	The Auditor shall inspect the business activities and accountings of the Corporation.

(5)	The Auditor shall make an audit report on the results of annual audit and submit such report to the Committee. When important matters regarding the accounting take place, the Auditor shall immediately report such matters to the Board of Directors.

Article 11 (Term of Office of the Executives)

(1)	The term of office of an executive shall be three (3) years and executives may service consecutive terms.

(2)	Any vacancy in the offices of the executives shall be filled by a newly appointed person but the term of such succeeding executive shall be computed from the date of such appointment.

Article 12 (Restriction on Representative Right by the Executives)

(1)	With respect to matters in which interests of the President/directors conflict with those of the Corporation, the President or the relevant director shall not represent the Corporation.

(2)	In case of Paragraph (1), if there is no director to represent the Corporation, the Auditor shall represent the Corporation.

Article 13 (Restriction on Holding Concurrent Offices)

(1)	The executives and the employees of the Corporation shall not engage in any profit seeking business activities other than their duties for the Corporation.

(2)	The executives of the Corporation shall not hold any other offices without the permission from the Financial Services Commission and the employees without permission from the President.

Article 14 (Remuneration for Executives, etc)

The remuneration, bonus and severance allowance for executives shall be determined by the Committee within the budget pursuant to Article 36 and Article 37 hereof; provided, however, that when the remuneration, bonus and severance allowance for the President are deliberated on and voted on, the President may not participate in such deliberations and voting of the Committee.

Article 15 (Disqualifications of Executives)

None of the following shall be an executive of the Corporation:

1.	Those who are not citizens of Republic of Korea;,

2.	Those who fall under any of the cases under Article 33 of the State Public Officials Act; and

3.	Those who can not become an officer of financial institutions under the Banking Act.

Article 16 (Appointment of Attorneys)

The President may appoint an attorney-in-fact authorized to do any and all things in or out of the court with respect to the businesses of the Corporation from among the executives and the employees of the Corporation.

Chapter 3 Steering Committee

Article 17 (Establishment of the Steering Committee and Its Function)

(1)	The Steering Committee shall be established in the Corporation in order to review and resolve basic policies on management of the Corporation (“Committee”).

(2)	The Committee shall review and resolve each of the following items:

1.	Amendment of the Articles of Incorporation;

2.	Change of the Operational Manual under Article 25;

3.	Establishment of annual business plan of the Corporation;

4.	Budget, settlement of accounts, capitalization of reserves and compensation of loss;

5.	The commission agreement and the amendment thereto under Article 4 of the Addenda hereof;

6.	Matters that the President or the Board of Directors submit for consideration to the Committee,

7.	Any matters prescribed as matters for resolution of the Committee under applicable laws and these Articles of Incorporation; and

8.	Other matters relating to management of the Corporation.

(3)	The chairman of the Committee (the “Chairman”) may establish rules necessary to perform the activities under Paragraph (2) above.

Article 18 (Composition of the Committee)

(1)	The Committee shall consist of up to 8 members including 1 chairman.

(2)	The members of the Committee shall consist of the following persons:

1.	The President (the “President”);

2.	Each person respectively designated by the Minister of Strategy and Finance, the Minister of Knowledge and Economy, the Chairman of the Financial Services Commission and the Director of the Small and Medium Business Administration from among its high ranking officials;

3.	Three (3) civilian members recommended by the Financial Services Commission from among those who have expert knowledge or professional experience in the policy banking and any other relevant areas.

(4)	The term of office of the civilian members shall be two (2) years.

(5)	Any vacancies in the office of the civilian members shall be filled by newly appointed persons but the term of office shall be computed from the date of such appointment.

Article 19 (Operation of the Committee)

(1)	The President shall be the Chairman.

(2)	The Chairman shall represent the Committee and be in general charge of the businesses of the Committee.

(3)	In the event the Chairman is not available for any unavoidable reasons, a member designated by the Committee in advance shall act for the Chairman.

(4)	The meetings of the Committee shall be convened by the Chairman, who will serve as the chairman of the meetings.

(5)	The Chairman shall convene the meetings without delay upon request from a majority of the incumbent members or the Auditor.

(6)	The meetings of the Committee shall be held with attendance by a majority of the incumbent members and adopt a resolution with affirmative votes by a majority of the members present at the meetings.

(7)	The members under Article 18(2)1 through 18(2)2 may allow the public official or the executives of its organization to act as a member as its substitute member.

(8)	The members who have special interests in the matters to be deliberated and voted on by the Committee may not participate in such deliberations and voting.

Article 20 (Meetings of the Committee)

(1)	The meetings of the Committee shall consist of ordinary meetings and extraordinary meetings.

(2)	The Chairman shall convene the ordinary meetings twice a year and extraordinary meetings when necessary.

(3)	In convening a meeting, the Chairman shall send a notice stating the purpose of the meeting to each member of the Committee seven days prior to the date set for such meeting; provided, however, that in the event of emergencies, the notice period may be shortened, and a meeting may be convened whenever necessary, with such notice being omitted by unanimous consent of all the members of the Committee.

Article 21 (Attending the Meetings)

Directors and the Auditor may attend the meetings of the Committee and state their opinions.

Article 22 (Special Provisions on the Power of the Committee)

(1)	In the event the President cannot convene the meetings of the Committee even if immediate action is necessary in war, disturbances or any similar national emergency events, the President may take a necessary action without examination or resolution by the Committee with approval from the Financial Services Commission with respect to the matters provided by Article 17(2).

(2)	When the actions under Paragraph (1) are taken, the President shall convene a meeting of the Committee without delay and shall report to the meeting thereon.

(3)	The Committee may confirm, modify or suspend the actions under Paragraph (1).

Article 23 (Minutes)

The course of the proceedings of a meeting of the Committee and the results thereof shall be recorded in minutes which shall bear the names and seals or signatures of the Chairman and all the members present.

CHAPTER 4. Board of Directors

Article 24 (Board of Directors)

(1)	The Corporation shall have its board of directors.

(2)	The Board of Directors shall consist of the President and the directors.

(3)	The Board of Directors shall resolve key matters relating to the businesses of the Corporation.

(4)	The President shall convene and preside over the board of directors’ meetings.

(5)	The board of directors’ meetings shall be held with attendance by at least a majority of the directors and adopt a resolution with affirmative votes by a majority of the directors present.

(6)	The Auditor may attend the board of directors’ meetings and state his/her opinion thereat.

Article 25 (Minutes)

The course of the proceedings of a meeting of the Board of Directors and the results thereof shall be recorded in minutes which shall bear the names and seals or signatures of the all the executives present.

Chapter 5 Businesses & Execution Thereof

Article 26 (Businesses)

(1)	The Corporation shall fund each of the following areas in order to achieve its purpose as provided by Article 1.

1.	The development of small and medium enterprises;

2.	Projects for the extension of social infrastructure and regional development;

3.	Urgent funding necessary to stabilize the financial market in any of the following cases as prescribed by the Enforcement Decree of the Act (the “Enforcement Decree”);

a.	A corporation showing sign of insolvency under Article 2, subparagraph 5 of the Corporate Restructuring Promotion Act or under an agreement among creditor banks providing for common management for corporate restructuring scheme of a corporation showing sign of insolvency of which management normalization is deemed possible;

b.	Where supply of funds is deemed necessary in order to maintain stability of the financial market since corporate funding continues to be troublesome in the bonds market;

c.	Where urgent financial support is deemed necessary by the reason of war or terrorist attacks; or

d.	Other cases where the Financial Services Commission deems it necessary to supply funds for stabilization of the financial market.

4.	Management, operation and support of the financial stabilization fund under the Act on Structural Improvement of the Financial Industry.

5.	Any of the following areas as provided by the Enforcement Decree as necessary for development of national economy including fostering new key growth engines and promoting sustainable growth.

a.	Business for developing and fostering high technology, high-tech products and new or recycled energy which contribute to enhancement of the industrial structure;

b.	Business for fostering new key growth engines or promoting sustainable growth;

c.	Other areas deemed necessary by the Financial Services Commission to be supplied with funds for development of the national economy.

(2)	The Corporation shall carry out each of the following businesses in order to supply funds under Paragraph (1).

1.	Lending funds;

2.	Investment in securities (“Securities”) under Article 4(1) of the Financial Investment Services and Capital Markets Act;

3.	Guarantee of liabilities;

4.	Liquidity flexibility of credit risks;

5.	Borrowing from the Government, the Bank of Korea and other financial institutions; provided that, the priority of repayment of liabilities arising from the Corporation’s borrowings from the Government shall be made junior to all the other payment liabilities to be officially born by the Corporation.

6.	Borrowing of foreign capital;

7.	Issuance of policy banking bonds and other securities and debt certificates;

8.	Funding under the Act on Structural Improvement of Financial Industry;

9.	Examination and research of the industrial financial system and the policy banking system;

10.	Businesses assigned by the Government;

11.	Businesses incidental to those listed from subparagraphs 1 through 7, 8, 9 and 10; and

12.	Any other businesses approved by the Financial Services Commission being necessary for achievement of the purpose stated in Article 1.

(3)	In case the Corporation carries out the businesses under Article 26(2)1 through 3 in order to supply funds to the areas under Article26(1)1, the Corporation shall do so in each of the following manners; provided that, in regards to subparagraphs 1 and 2, this shall not apply when the Financial Services Commission approves as necessary in strategic view:

1.	Lending to the financial institutions prescribed by Article 11(3) of the Enforcement Decree in case of Article26(2)1;

2.	Investment in the financial institutions prescribed by Article 11(4) of the Enforcement Decree in case of Article26(2)2;

3.	Guarantee relating to loans under subparagraph 1 or guarantee to the financial institutions under subparagraph 1 in case of Article 26(2)3.

Article 27 (Financial Market Stabilization Supporting Measures)

(1)	The Corporation shall take necessary measures including execution of special terms to ensure that the financial support under Article 26(1)3 of the Act (“Financial Assistance”) is carried out for the relevant purpose and under the relevant plan.

(2)	The measures under Paragraph (1) shall include inspection and audit of the management result, assets, restructuring or financial restructuring plan and any other business status and any other measures deemed necessary by the Corporation.

(3)	The Corporation may request repayment of all or any portion of the Financial Assistance or suspend the Financial Assistance in case the recipient of the Financial Assistance fails to comply with the measures under Paragraphs (1) and (2) or delays the compliance.

(4)	The Corporation shall take measures to effectively collect the Financial Assistance in case the purpose of the Financial Assistance is achieved or cannot be achieved, and if necessary, request for sale of assets, dissolution or liquidation or application for bankruptcy with respect to the recipient of the Financial Assistance.

(5)	The Corporation shall prepare and keep for five (5) years the documents stating the status, manner and necessity of the Financial Assistance under Article 35(2) of the Act, and if the Financial Services Commission demands, the Corporation shall submit the relevant data.

Article 28 (Guarantee of Foreign Currency Denominated Debt)

Repayment of the principal and the interest of foreign capital borrowed by the Corporation may be guaranteed by the Government with approval from the National Assembly thereof in advance.

Article 29 (Application for Approval of the Business Plan)

(1)	The Corporation shall prepare its business plan per fiscal year, pass a resolution thereof from the Committee and submit it to the Financial Services Commission at least 1 month prior to the beginning of the relevant fiscal year for approval.

(2)	The business plan under Paragraph (1) shall be prepared separately for fund supply plan and fund demand plan.

(3)	Any change of the annual business plan shall be subject to Paragraphs (1) and (2).

Article 30 (Operational Manual)

The Corporation shall prepare its operational manual stating the manner of carrying out the businesses under Article 25, pass resolution thereof by the Committee and then obtain the approval thereof from the Financial Services Commission. Any change of the Operational Manual shall be subject to the same procedures.

Article 31 (Non-Competition with Other Financial Institutions)

The Corporation shall not compete with any other financial institutions when carrying out the businesses under Article 26.

Chapter 6 FINANCIAL STABILITY FUND

Article 32 (Establishment & Management of the Financial Stability Fund and the Accounting, etc)

(1)	The Corporation shall establish the Financial Stability Fund (the “Fund”) under Article 23-2 of the Act on the Structural Improvement of the Financial Industry (the “SIFI”) and disburse the Fund for the followings.

1.	The funds provided for financial institutions under Article 23-6 of the SIFI and the expenses incidental thereto;

2.	Repayment of the principal and interest of the borrowings;

3.	Repayment of the principal and interest of the Financial Stability Fund Bond; or

4.	The cost of operation of the Fund.

(2)	The Corporation may manage surplus fund of the Fund in the following matters, in which case Article 76 and Article 84 of the State Finance Act shall apply mutatis mutandis.

1.	Purchasing state bonds or public bond;

2.	Depositing in or borrowing from financial institutions; or

3.	Other manners as prescribed by the Financial Services Commission.

(3)	The Corporation shall render an accounting by separating the accounts of the Fund and those of the Corporation.

(4)	The amount of proceeds set forth under Article 23-2(2)7 of the SIFI shall mean the financial resources which is a part of remaining net income of the immediately preceding fiscal year after disposal of such net income by the Corporation in order of from Article 38(1)1 through 38(1)4, as determined by the resolution of the Board of Directors and the Committee.

(5)	The Corporation shall comply with the SIFI and the Enforcement Decree thereof regarding the matters which are related to the Fund but not set forth in this Chapter.

Article 33 (Borrowing)

(1)

Notwithstanding Article 79 of the Bank of Korea Act, when necessary to perform the following activities, the Corporation may take out a loan at the expense of the Fund from the Government, the Bank of Korea or financial institutions as set forth in Article 23-4 of the SIFI upon the prior approval of the Financial Services Commission.

1.	Financial support for financial institutions; or

2.	Repayment of the principal and interest of the Financial Stability Fund Bond or the Fund.

(2)	The Corporation may be offered a guarantee by the Government against the repayment of the principal and interest that the Corporation borrowed from the Bank of Korea under Paragraph (1) above.

Article 34 (Issuance of the Financial Stability Fund Bond, etc)

(1)	The Corporation may issue the Financial Stability Fund Bond (the “Bond”) at the expense of the Fund for funding necessary for the financial support for financial institutions under Article 23-5 of the SIFI.

(2)	Whenever the Corporation desires to issue the Bond, it shall determine the issue amount, the conditions of the issuance and the methods of issuance and repayment, and report such matters to the Financial Services Commission.

(3)	The details such as the contents of the Bond and the procedure of issuance thereof shall be subject to the SIFI and the Enforcement Decree thereof.

(4)	The Corporation may be offered a guarantee by the Government against the repayment of the principal and interest of the Bond issued under Paragraph (1) above.

Article 35 (Requirements and Procedure for Funding)

(1)	When financial institutions apply for funding under Article 23-6 of the SIFI, the Corporation shall determine whether or not it will approve funding at the expense of the Fund, subject to a screening under Article 23-6(2) of the SIFI and the resolution of the Committee.

(2)	The Corporation shall evaluate whether the financial institutions applying for funding under Paragraph (1) above (the “Applicant”) have the following qualifications, in which case the Corporation may request materials necessary for screening of the Applicant.

1.	The Applicant does not receive support from the Government or Korea Deposit Insurance Corporation under Article 12 of the SIFI or Article 38 of the Depositor Protection Act;

2.	The improvement in the financial structure or expansion of capital is deemed to be necessary for the Applicant since finance’s brokerage role has weakened due to strained liquidity, etc amid radical changes in market;

3.	The contents of the plan for enhancing financial function under Article 23-7 of the SIFI are appropriate for the improvement in management soundness and financial brokerage function of the Applicant.

(3)	If the Corporation does not approve funding for the Applicant, it shall notify the Applicant of the reasons therefore within the period determined and notified by the Financial Services Commission.

(4)	If the Corporation approves funding for the Applicant, it shall report to the Financial Services Commission about the details of such funding and the result of screening, etc within the period determined and notified by the Financial Services Commission

Chapter 7 Accounting

Article 36 (Fiscal Year, Budget and Settlement of Accounts)

(1)	The fiscal year of the Corporation shall be consistent with that of the Government.

(2)	The Corporation shall prepare a budget for incomings and outgoings in each fiscal year, pass a resolution thereof from the Committee and submit it to the Financial Services Commission for approval prior to the beginning of the next fiscal year. Any change thereof shall be subject to the same procedures.

(3)	In order to obtain the approval under Paragraph (2), the Corporation shall submit the budget to the Financial Services Commission at least one month prior to the beginning of the relevant fiscal year.

(4)	The Corporation shall prepare accounts of settlement within 3 months after close of each fiscal year, pass a resolution thereof from its Committee and then obtain the approval of the Ministry of Strategy and Finance to finalize the accounts of settlement.

(5)	The accounts of settlement shall include each of the following documents:

1.	Financial statements and ancillary documents thereto; and

2.	Any other documents necessary to clarify the particulars stated in the accounts as prescribed by the Financial Services Commission.

(6)	Accounting practices of the Corporation shall comply with the Banking Industry Accounting Principles provided by the Securities and Futures Commission in accordance with Article 19 of the Act on Establishment of Financial Services Commission and the banking related accounting principles provided by the Financial Services Commission and any other matters that are not provided by such principles shall be in accordance with the corporate accounting principles.

(7)	The Corporation shall submit the accounts of settlement confirmed in accordance with Paragraph (4) to the Financial Services Commission.

(8)	When the Minister of Strategy and Finance approves the accounts of settlement, the Corporation shall immediately announce its Balance Sheet and Profit and Loss Statement and keep them on file at main office, branches and sub-branches.

Article 37 (Reserve Fund)

The Corporation may include reserve funds in the budget to appropriate unforeseeable expenditures beyond the budget or in excess of the budget.

Article 38 (Disposal of Profits)

(1)	The Corporation shall dispose of any net profits confirmed after settlement of accounts in the priority of the following items:

1.	Compensation of carried-over deficit;

2.	Accumulation of earned surplus reserve of more than 20/100 of the net profits until the reserve reaches the total amount of capital;

3.	Accumulation of other reserves other than the earned surplus reserve under Paragraph (2);

4.	Payment to the national treasury

(2)	The reserves under Paragraph (1) may be capitalized with a resolution of the Committee upon the approval of the Minister of Strategy and Finance after compensating the loss in accordance with Article 39.

Article 39 (Preservation of Loss)

(1)	The annual net loss of the Corporation shall be compensated each year by the reserve,

(2)	If the reserve be insufficient, the Corporation shall request the Government to compensate for the deficit.

Article 40 (Application of Surplus Funds)

The Corporation may use the funds remaining unemployed in the following manners to the extent that its businesses under Article 26 are not hindered.

1.	Call loans;

2.	Deposit in the Bank of Korea;

3.	Deposit in financial institutions and purchase of financial instruments;

4.	Loan to financial institutions;

5.	Possession of securities; or

6.	Other transactions necessary for businesses as provided by the resolution of the Board of Directors.

Article 41 (Bonus & Compensation for Retirement)

The Corporation may pay bonus to its employees and compensation for retirement to its retiring employees.

Article 42 (Research Expenditure & Expenses for Overseas Dispatch)

The Corporation may pay its outstanding employees or other qualified people research expenditure or expenses for overseas dispatch.

Chapter 8 Policy Banking Bonds

Article 43 (Issuance of the Policy Banking Bonds)

The Corporation may issue policy banking bonds in accordance with the provisions of Article 23 and Article 24 of the Act and Article 12 through Article 24 of the Enforcement Decree.

Article 44 (Entry of Alterations in the Bonds in the Registered Form)

(1)	If an alteration of any entry in the bonds in the registered form is desired, both parties shall affix their names and seals or signatures on the applicant form predetermined by the Corporation and attach, on the back side of such applicant form, the applicable bond with the names and seals or signatures of both parties on it, and submit such form to the Corporation.

(2)	If those who acquired the bonds in the registered form by way of inheritance, bequest desire to enter alterations in the bonds in the registered form, they shall affix their names and seals or signatures on the applicant form predetermined by the Corporation and attach, on the back side of such applicant form, the applicable bond with the name and seal or signature of the acquisitor on it and a document evidencing the reason for such acquisition and submit such form to the Corporation.

(3)	When receiving an application under Paragraph (1) or (2), the Corporation shall write the reason therefore in the ledger of the bonds and the President shall affix his/her name and seal or signature on the back side of the bond and return such bond to the applicant.

Article 45 (Registration of Pledge of the Bonds in the Registered Form)

(1)	If the bonds in the registered form is to be registered for the purpose of pledge, both parties shall affix their names and seals or signatures on an application form predetermined by the Corporation and attach applicable bonds thereto, and submit such form to the Corporation.

(2)	When receiving an application under Paragraph (1), the Corporation shall write the name and address of the pledgee in the ledger of bonds and the President shall affix his/her name and seal or signature on the back side of the bond and return such bond to the applicant.

(3)	The provisions of Paragraph (1) and (2) shall apply mutatis mutandis with regard to the registration of transfer of pledge and cancellation of pledge.

Article 46 (Indication of Trust Property)

(1)	When the bond needs to be indicated to be included in trust property, the trustee shall affix his/her name and seal or signature on the applicant form predetermined by the Corporation and attach the bond thereon, and submit such form to the Corporation.

(2)	When receiving an application under Paragraph (1), the Corporation shall write the reason for trust property in the ledger of the bond, mark the bond as trust property, write the date thereof on the bond and affix the name and seal or signature thereon, and return such bond.

(3)	The provisions of Paragraph (1) and (2) shall apply mutatis mutandis with regard to the cancellation of the indication of trust property.

Article 47 (Contamination or Damage of Bond)

(1)	Those who have contaminated or damaged the bond shall submit to the Corporation such bond by attaching a document stating the reasons therefore, type and number of the bond on it and apply for the issuance of new bond.

(2)	When receiving an application under Paragraph (1), the Corporation shall issue a new bond after examining such bond and acknowledging that such bond is genuine.

Article 48 (Loss of the Bonds in the Registered Form)

(1)	Those who have lost the bonds in the registered form shall submit a document stating the reason therefore and the type and number of such bond and apply for the issuance of new bonds.

(2)	When receiving an application under Paragraph (1), the Corporation shall announce the reason for such loss at the expense of the applicant and request two or more guarantors it deems appropriate to submit a certificate of guarantee and issue new bonds if no one has raised question thereabout and such bond has not been found within one month.

Article 49 (Loss of the Bonds in the Bearer Form)

In case of the loss of the bonds in the bearer form, the Corporation shall not issue new bonds unless a nullification judgment has been handed down and the original or copy thereof has been submitted.

Article 50 (Change of the Bonds)

(1)	Those who desire to change the bonds in the bearer form to the bonds in the registered form shall affix their names and seals or signatures on the application form predetermined by the Corporation and attach applicable bonds thereupon and submit such form to the Corporation.

(2)	When receiving an application under Paragraph (1), the Corporation shall write the name and address in the ledger of the bond and write the name on the bond and the President shall affix his/her name and seal or signature thereon, and return such bond to the applicant.

(3)	The provisions of Paragraph (1) and (2) shall apply mutatis mutandis with regard to the change from the bonds in the registered form to the bonds in the bearer form.

Article 51 (Fees)

The Corporation shall charge applicants with fees in the event of entry of alterations in the bonds in the registered form, registration of creation and transfer of pledge or cancellation thereof, indication of the bonds as trust property or cancellation thereof, change of the bonds in the bearer form to the registered form and vice versa, and issuance of new bonds due to loss, contamination or damage of the bonds.

Article 52 (Special Exception to the Bonds Issued Overseas)

In the event the bonds are issued in a foreign country, none or a part of provisions under Article 44 through Article 52 shall be applied.

Chapter 9 Supplementary Provisions

Article 53 (Management of Financial Subsidiary, etc)

(1)	The Corporation shall perform the following activities in accordance with the supervisory rules of Korea Finance Corporation (the “Supervisory Rules”); provided that this shall not apply to the cases subject to Article 34(4) of the Supervisory Rules and the provisos under Article 34(5) thereof.

1.	The matters falling under any of the following items as necessary to maintain the soundness of the management of financial subsidiary under Article 34(2) of the Supervisory Rules (the “Financial Subsidiary”).

a.	Management assessment on the business performance and financial condition and examination of appropriateness of compensation standard;

b.	Examination of businesses and property status.

2.	The matters falling under any of the following activities as necessary to manage the appropriateness of the business plan of financial subsidiary, etc under Article 34(5) of the Supervisory Rules (the “Financial Subsidiary, etc”)

a.	Examination of appropriateness of business goal

b.	Examination of appropriateness of business plan and amendments thereto

c.	Examination and evaluation of result of implementation of business plan

3.	Other matters required under other laws and regulations or the Supervisory Rules

(2)	The Corporation may provide business guidance to the Financial Subsidiary, etc including a request for submission of materials or a correction in order to perform the businesses under Paragraph (1).

(3)	The Corporation shall establish internal standard to manage the Financial Subsidiary, etc.

Article 54 (Restriction on Ownership of Properties)

The Corporation shall not own any movables or real properties except the properties the Corporation acquires for business activities, takes for repayment of liabilities or obtains for carrying out its businesses.

Article 55 (Organization)

The organization of the Corporation shall be determined by the President upon a resolution of the Board of Directors; provided, however, that the organization determined by the Foundation Committee under Article 4 of the Addenda hereof at the time of the foundation of the Corporation shall be deemed to be determined by these Articles of Incorporation.

Addenda

Article 1 (Effective Date)

These Articles of Incorporation shall come into effect as of the date of foundation of the Corporation.

Article 2 (Initial Capital of the Corporation)

The initial capital of the Corporation at the time of foundation thereof shall be the capital that the Corporation succeeds at the time of division of the Korea Development Bank (the “KDB”) established under the Korea Development Bank Act. The capital is deemed to be contributed by the Government to the Corporation.

Article 3 (Measures for Progress)

(1)	The first business year of the Corporation shall commence on the foundation date of the Corporation and end on December 31 of the year to which the foundation date of the Corporation belongs.

(2)	The provisions regarding directors and the Board of Directors in Article 9(1) and 9(3), 10(2) and 10(3), 11(1), 12(1), 17(2)5, 19(7), 21, 24, 25, 32(4) shall take effect from the date when the commission agreement entered into by and between the Corporation and the KDB under Article 3 of the Addenda expires, and the Board of Directors in Article 8, 10, 40, and 55 shall be considered to be the Committee only until such commission agreement expires.

(3)	Notwithstanding Article 29(1) and Article 36(2), the Corporation shall prepare business plan and budget of the first business year and submit such plan and budget to the Financial Services Commission for approval after obtaining a resolution of the Committee within one month after the foundation of the Corporation.

(4)	Notwithstanding the provisions of Paragraph (3), the Corporation may report to the Financial Services Commission and execute the following expenses prior to obtaining an approval for budget from the Financial Services Commission.

1.	Expenses necessary to carry out basic activities of the Corporation such as payroll costs of executives of the Corporation;

2.	Expenses related to the foundation of the Corporation.

(5)	Unless otherwise defined herein or the context otherwise requires, the resolutions of the Board of Directors shall be in effect until the expiration of the commission agreement under Paragraph (2) and adopted by the Committee to the extent that such resolutions are not against the applicable laws and regulations.

Article 4 (Commission of Management of Assets and Businesses of the Corporation)

(1)	The Corporation shall enter into an agreement on the commission of the management of assets and businesses of the Corporation with the KDB under Article 3 of the Addenda of the Act simultaneously with its foundation (the “Commission Agreement”) and commission the KDB to manage the assets and businesses of the Corporation.

(2)	The President shall obtain a prior approval from the Financial Services Commission to execute the Commission Agreement and amend such agreement (except as the minor amendments such as simple revision of phrases as determined by the Financial Services Commission).

(3)	The President may appoint an attorney-in-fact authorized to do any and all things in or out of the court on behalf of the Corporation with respect to the performance of commissioned businesses from among the executives and the employees of the KDB.

(4)	The details with regard to the commissioned businesses of the KDB shall be determined by the Commission Agreement.

(5)	Public announcement of the termination of commission under Article 3(2) of the Addenda of the Act shall be subject to the method of public announcement under Article 7.